                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     FINANCIAL PACIFIC INSURANCE GROUP, INC.

                         (Pursuant to Section 245 of the
                        Delaware General Corporation Law)



         FINANCIAL PACIFIC INSURANCE GROUP, INC., a corporation incorporated under the General Corporation Law of Delaware (the "Corporation"), hereby amends and restates its Certificate of Incorporation (as originally filed by the Secretary of State on May 26, 1993) so that the same shall read, in its entirety, as follows:

                                    ARTICLE I

         The name of the Corporation is Financial Pacific Insurance Group, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 32 Lockerman Square, Suite L-100, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

                                   ARTICLE IV

         Section 4.1 Authorized Capital.

                  (a) The total number of shares of all classes of capital stock with which the Corporation shall have authority to issue is 9,500,000 shares, consisting of 2,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and 7,500,000 shares of Common Stock, par value $.001 per share (the "Common Stock").

                  (b) The number of authorized shares of any class or classes of capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote on all matters to be voted on by the stockholders of the Corporation.

         Section 4.2 Preferred Stock.

                  (a) The Board of Directors of this Corporation is authorized to determine the number of series into which shares of Preferred Stock may be divided and the designation of any such series; and except with respect to the Series A Preferred Stock, which is described below, the Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted or to be imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly-unissued series of Preferred Stock or the holders thereof, to fix the number of shares constituting any series prior to the issuance of shares of that series, and to increase or decrease, within the limits stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

         Upon such designation, the Secretary of the Corporation shall cause a Certificate of Designation setting forth a copy of such resolution and the number of shares of the Preferred Stock as to which the resolution applied to be executed, acknowledged, filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

                  (b) The Corporation is authorized to issue 5,000 shares of the Series A Preferred Stock. The rights, preferences, privileges and restrictions of such series of Preferred Stock and the Common Stock, as well as the holders of such stock, are set forth below in this Article IV.

                  (c) Designation. The series of Preferred Stock having the rights, preferences, privileges and restrictions set forth below shall be designated and known as the "Series A Preferred Stock" (hereinafter referred to as the "Series A Stock").

                  (d) Number of Shares of Series. The number of shares constituting all of the Series A Stock shall be 5,000.

                  (e)      Dividends.

                           (i) The holders of Series A Stock shall not be entitled to receive dividends unless and until expressly declared by the Board of Directors of the Corporation with respect to the Series A Stock, or to otherwise participate in any manner in the earnings of the Corporation; provided, however, that in the event the Corporation pays a dividend or makes any other distribution, whether in cash, property or otherwise, including, without limitation, any rights, options or warrants to acquire securities or other securities, pro rata to the holders of its Series A Stock, then the record holders of the Common Stock outstanding on the applicable record date of such dividend or other distribution shall be entitled to


                                       2.

         receive dividends or such other distributions, out of funds legally available therefor, in an amount per share of Common Stock equal to the dividend or other distribution receivable had the holders of the Series A Stock converted their Series A Stock into Common Stock immediately prior to the record date for such dividend or other distribution pursuant to the terms of this Certificate, whether or not such Series A Stock was at such time convertible.

                           (ii) No provision of this Certificate shall be deemed to limit or otherwise restrict or qualify the right of the Corporation to declare, pay or set apart for payment on any of its capital stock (whether outstanding on the date hereof or issued in the future) any dividends, whether in cash, property or otherwise, or to otherwise make any distribution in respect of or purchase, redeem or otherwise acquire any such capital stock, subject only to the right of the holders of Common Stock, pursuant to Section 4.2(e)(i) hereof, to receive certain dividends and other distributions payable in respect of the Series A Stock.

                  (f)      Liquidation Preference.

                           (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Common Stock, the amount of $1,000 per share plus any declared but unpaid dividends.

                           (ii) After distribution to the holders of the Series A Stock of the preferential amount set forth in subparagraph (i) above, and after distribution to the holders of any other class or series of shares entitled to a liquidation preference over the Common Stock of the full preferential amount to which such holders may be entitled, the remaining assets of the Corporation legally available for distribution to the holders of Common Stock shall be distributed among the holders of the Common Stock.

                           (iii) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed a liquidation, dissolution or winding up within the meaning of this
         Section 4.2(f); provided, that the Corporation shall give advance notice of any such event to the holders of the Series A Stock not less than 20 days prior to the effective date thereof, such notice to be given in the manner required by Section 251 of the Delaware General Corporation Law.



                                       3.
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                  (g)      Redemption.

                           (i) At any time after September 7, 2000, the Corporation shall be entitled to redeem, out of funds legally available therefor, all or any portion of the outstanding shares of Series A Stock held by each holder of Series A Stock. On the date of redemption (the "Redemption Date") the redemption shall be made by payment in cash of a sum per share of Series A Stock equal to the liquidation preference set forth in Section 4.2(f)(i) hereof (the "Redemption Price").

                           (ii) At least 30 days but no more than 60 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be mailed, first class postage prepaid, by the Corporation to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of the Series A Stock, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption which is to be effected, specifying the percentage of shares which is to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the number of shares to be redeemed (calculated by multiplying the specified percentage of shares to be redeemed by the total number of shares of Series A Stock held by such holder as of the Redemption Date). Except as provided in Section 4.2(g)(iii), on or after the Redemption Date, each holder of Series A Stock shall surrender to the Corporation the certificate or certificates representing the specified percentage of shares of Series A Stock owned by it as of the Redemption Date, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (iii) From and after 5:00 p.m., Los Angeles time, on the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares which have been redeemed (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the Corporation elects to redeem less than all of the Series A Stock, the Corporation will redeem shares ratably among the holders of such shares to be redeemed. The shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter the Corporation may elect to redeem all


                                       4.

         or any portion of the remaining shares of Series A Stock upon the terms and subject to the conditions of this Section 4.2(g).

                           (iv) On or prior to a given Redemption Date, the Corporation shall deposit the Redemption Price of all shares to be redeemed on such Redemption Date with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered its share certificate to the Corporation pursuant to
         Section 4.2(g)(ii) above. The balance of any moneys deposited by the Corporation pursuant to this Section 4.2(g)(iv) remaining unclaimed at the expiration of six months following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

         Nothing contained herein shall prevent the holder of shares of Series A Stock from converting to Common Stock all or any shares of Series A Stock to which the Redemption Notice applies in accordance with the provisions of Section 4.2(i) hereof prior to 5:00 p.m., Los Angeles time, on the Redemption Date.

                           (h)      Voting Rights. Except as otherwise expressly
provided in Section 4.2(j) hereof or as required by law, the holder of each share of Series A Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of such Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation in the same manner and at the same time as holders of Common Stock. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                           (i)      Conversion. The holders of the Series A
Stock shall have conversion rights as follows:

                                    (i)      Right to Convert. Each share of
         Series A Stock shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $1,000 by (ii) the Conversion Price determined as hereinafter provided in effect on said date.


                                       5.

         The Conversion Price shall, as of the date hereof, be $2.5356576 per share, and shall be subject to adjustment as hereinafter provided.

                                    (ii)     Automatic Conversion. Each share of
         Series A Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price immediately upon the effective date of a registration statement filed pursuant to the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act or any successor thereto, or to an employee benefit plan of the Corporation), in connection with the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering with gross proceeds to be received by the Corporation which equal or exceed $10,000,000 and a public offering price of the Common Stock of not less than $12.68 per share, as of the date hereof, as adjusted pursuant to Section 4.2(i)(iv) (an "Initial Public Offering").

                                    (iii)    Mechanics of Conversion. Before any
         holder of Series A Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Stock to be converted, except that in the case of an automatic conversion pursuant to Section 4.2(i)(ii) hereof, such conversion shall be deemed to have been made immediately prior to the effective date of the offering referred to in Section 4.2(i)(ii) and shall be deemed to have been made whether or not certificates for the Series A Stock shall have been surrendered. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                                    (iv)     Adjustments to Conversion Price.

                                             (A)      Subdivision or Combination
of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares by way of stock split, stock dividend or similar event, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares


                                       6.

by way of reverse stock split or similar event, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                                             (B)      Reorganization,
Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with another entity, or the sale of all or substantially all of the Corporation's assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Series A Stock shall receive such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore receivable upon the conversion of the Series A Stock had such reorganization, reclassification, consolidation, merger or sale not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Series A Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Series A Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the holder of Series A Stock at the last address thereof appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                                             (C)     Issuance of Certain
Additional Shares. If the Corporation shall sell or issue to any person any shares of Common Stock or any options, warrants or rights entitling any person to subscribe for, purchase or convert, or exchange shares of Common Stock (other than (i) sales or issuance to officers or employees of, or consultants or advisors to, the Corporation pursuant to any stock incentive plan or arrangement approved by the Corporation's Board of Directors and (ii) shares issued upon conversion of the Series A Stock) at a price per share of Common Stock, or having an exercise price per share of Common Stock, as the case may be, that is less than the Current Market Value (as hereinafter defined) of Common Stock on the date of issuance (such shares being referred to as the "Below Market Shares"), the Conversion Price shall be adjusted on and after the date of such sale and issuance by multiplying the Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate purchase price or exercise price of such Below Market Shares would purchase at the Current Market Value, and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of Below Market Shares. The adjustment to the Conversion Price set forth above shall be made successively whenever a sale or issuance of Below Market Shares occurs; provided, however, that, if any such options, warrants or rights


                                       7.

expire without the issuance of shares of Common Stock, then the Conversion Price shall again be adjusted to equal the Conversion Price in effect had such issuance of Below Market Shares not occurred.

                           (v)      Definitions. As used herein, the following
terms shall have the following meanings:

         "Current Market Value" per share of Common Stock means (i) if an Initial Public Offering of the Common Stock has taken place, the price at the close of the market on the first day of trading of such Common Stock following the effectiveness of a registration statement for the Common Stock and (ii) if no Initial Public Offering has taken place, the Fair Market Value of the Common Stock based upon the Fair Market Value of 100% of the Corporation if sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant shares of Common Stock do not constitute a majority or controlling interest in the Corporation and assuming the exercise of all warrants, convertible securities, options or other rights to subscribe for or purchase any additional shares of Common Stock or securities convertible or exchangeable into Common Stock.

         "Fair Market Value" shall mean the value obtainable upon a sale in an arm's length transaction to an unaffiliated third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with equity to both, as determined by the Board in good faith; provided, however, that if the holders of 75% of the outstanding shares of Series A Stock (the "Disputing Holders") shall dispute the Fair Market Value as determined by the Board, the Disputing Holders may undertake to have the Corporation retain an Independent Expert. The determination of Fair Market Value by the Independent Expert shall be final, binding and conclusive on the Corporation and the Disputing Holders. All costs and expenses of the Independent Expert shall be borne by the Disputing Holders, unless the determination of Fair Market Value by the Independent Expert is more than 5% more favorable to the Corporation than the Fair Market Value determined by the Board, in which event the cost of the Independent Expert shall be shared equally by the Disputing Holders, on the one hand, and the Corporation, on the other hand, or more than 10% more favorable to the Corporation than the Fair Market Value determined by the Board, in which event the cost of the Independent Expert shall be borne solely by the Corporation.

         "Independent Expert" shall mean an investment banking firm reasonably agreeable to the Corporation and the Disputing Holders, who does not (and whose affiliates do not) have a financial interest in the Corporation or any of its stockholders.

                           (vi) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4.2(i), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such


                                       8.

         computation and prepare and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Stock, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Stock.

                           (vii) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Stock at least 15 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

                           (viii) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                           (ix)     Reservation of Stock Issuable Upon
         Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval.



                                       9.

                           (x) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series A Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

                           (xi) Notices. Any notice required hereunder to be given to the holders of shares of Series A Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

                  (j) Restrictions and Limitations. So long as at least 25% of the originally issued shares of Series A Stock are outstanding, the Corporation shall not modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, privileges of or limitations on the Series A Stock without the consent of a majority of the votes entitled to be cast by the holders of the Series A Stock.

         Section 4.3 Common Stock.

                  (a) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall receive a pro rata distribution of any remaining assets after payment or provision for liabilities and the liquidation preference on Preferred Stock, if any.

                  (b) Voting Rights. The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation."

                                    ARTICLE V

         Upon filing of this Restated Certificate of Incorporation, and without any further action on the part of the holders thereof, each issued and outstanding share of Common Stock shall be converted into 394.375 shares of Common Stock.

                                   ARTICLE VI

         The Corporation is to have perpetual existence.



                                       10.

                                   ARTICLE VII

         In furtherance and not in limitation of the powers conferred by statute:

                  A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation;

                  B. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide; and

                  C. The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                                  ARTICLE VIII

                  A. The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

                  B. No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty or loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article VIII, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.


                                       11.

                                   ARTICLE IX

         The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


         This Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of Delaware, as amended.

         IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation this 14th day of April, 1998.

                                           /s/ ROBERT C. GOODELL
                                           -------------------------------------
                                           Robert C. Goodell,
                                           President and Chief Executive Officer

                                           /s/ ROBERT T. KINGSLEY
                                           -------------------------------------
                                           Robert T. Kingsley
                                           Secretary



                                       12.